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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): October 16, 2001
                                                         ----------------

                         WEBB INTERACTIVE SERVICES, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)

                                    Colorado
                       -----------------------------------
                 (State or other jurisdiction of incorporation)

        0-28462                                          84-1293864
        -------                                          ----------
(Commission File Number)                     (IRS Employer Identification No.)

  1899 Wynkoop, Suite 600, Denver, CO                     80202
 -------------------------------------                    -----
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (303) 296-9200
                                                    --------------

                                       N/A
               --------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 5. OTHER EVENTS.

     On October 16, 2001, Webb Interactive Services, Inc. (the "Company") terminated its AccelX local commerce business. In connection with the termination of this business, the Company granted a license for software used in this business to Nextron Communications, Inc. ("Nextron") for a license fee of $1 million. In addition, the Company sold assets used in this business to Nextron for an initial purchase price of $500,000. In the event that Nextron completes a qualifying financing transaction by January 31, 2002, Nextron will pay the Company an additional $750,000 for the assets. If the financing transaction is not completed by January 31, 2002, but is completed by June 30, 2002, Nextron will pay the Company an additional $350,000 for the assets. If the financing transaction is not completed by June 30, 2002, the Company will not receive any additional consideration for the assets. The Company expects to recognize a loss of from approximately $270,000 to approximately $1,020,000 in connection with the termination of the AccelX business, primarily due to non-cash expenses relating to impairment losses for goodwill and intangible assets acquired in connection with the acquisition of NetIgnite, Inc. and the acquisition of Update Systems, Inc.

     In connection with the termination of the AccelX business, the Company's number of employees was reduced by sixteen. Thirteen of these employees, including Perry Evans, the Chief Executive Officer and a Director of the Company, and Susan Dalton, Vice President of AccelX Operations, were subsequently hired by Nextron. Nextron has also agreed to sublease for up to one year approximately 3,500 square feet located at the Company's corporate offices in Denver, Colorado for approximately $10,000 per month. As a result of the termination of the AccelX business, Perry Evans resigned as an officer and director of the Company. Mr. Evans continues to serve as a director of the Company's Jabber, Inc. subsidiary.

     The Company's decision to terminate the AccelX business was based on the following factors:

  . The Company was not able to raise the additional funds required to fund the business on terms acceptable to the Company.

  .  Market conditions for the AccelX products and services remained depressed.

  . Funding the AccelX business under current market conditions would result in unacceptable dilution in the value of the Company's Jabber, Inc. subsidiary to current shareholders.

  .  The Company's need to raise cash to satisfy outstanding obligations.

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     The foregoing discussion of the grant of the license and sale of assets to
Nextron is a summary only and is not intended to be a complete description of these transactions and it is qualified in its entirety by Exhibits 10.1 and 10.2 filed herewith.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements.

          None

     (c)  Exhibits:

          10.1 Asset Purchase Agreement dated October 16, 2001, between the Company and Nextron Communications, Inc.*

          10.2 License Agreement dated October 16, 2001, between the Company and Nextron Communications, Inc.*


__________________

*  filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2001                WEBB INTERACTIVE SERVICES, INC.

                                         By  /s/ Lindley S. Branson
                                             -------------------------
                                             Lindley S. Branson

                                            Its: Vice-President/General Counsel

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